PROVEN FUEL EXPLORATION  INC,
Post Office Box 52552
LARAYETTE, LA 70505-2552
(318) 232-9371

May 27, 1997

Cambridge Energy Corporation
Tara Place West, Suite 200
1604 West Pinhook Road
Lafayette, Louisiana 70508

ATTN: Mr. Perry West

Subject: Acquisition Agreement
         Houma Field Prospect, Terrebonne Parish, Louisiana

Gentlemen:

         This letter shall evidence the agreement by and between Proven Fuel Exploration, Inc., a Louisiana corporation (hereinafter referred to as "Owner") herein represented by William M. Clay, its duly authorized President and Cambridge Energy Corporation, a Nevada corporation (hereinafter sometimes referred to as "Operator") herein represented by Perry West, its duly authorized President, relative to the subject prospect as follows:

I.   ASSIGNMENT OF INTEREST

In and for the cash consideration recited below Owner agrees to assign to Operator as soon as reasonably practicable, all its working (expense) interest in and to the following:

     1. Those certain Oil, Gas and Mineral Leases described on Exhibit "A" attached hereto;

     2. That certain Farmout Agreement from Union Oil Company of California to Proven Fuel Exploration, Inc., dated August 1, 1996 and amended by letter January 17, 1997;

     3. That certain commitment letter to farmout from Kaiser-Francis Oil Company to Proven Fuel Exploration, Inc., dated October 16, 1996.

said leases and farmouts sometimes hereinafter collectively referred to as "Subject Leases".

Cambridge Energy Corporation
May 27, 1997
Page 2

         Operator hereby acknowledges receipt of a full and complete copy of the Subject Leases and is familiar with the terms and obligations contained therein and agrees to assume and discharge at its sole cost and risk all obligations of Owner in the Subject Leases, including payment of any rentals required to maintain all or any portion of the Subject Leases. As partial consideration (in addition to the drilling the Obligatory. Initial Test Well) for the assignment from Owner of the Subject Leases described on Exhibit "A" and for the assignment (subject to any consents to assign required by Unocal and Kaiser-Frances) from Owner of those rights under the Farmout Agreements and/or commitments described above, Operator agrees to pay Owner for its costs and expenses relating to finding fees, leasehold and brokerage costs, geological and/or geophysical expenses incurred by Owner in connection with this prospect. Such agreed to non-refundable sum is Sixty Thousand and No/100 ($60,000.00) dollars cash, due and payable by certified check to Owner by Operator upon execution of this agreement.

Closing of this agreement and payment of the sum herein specified shall be performed no later than June 10, 1997. Failure for any reason to close on or before this date, shall render this agreement and any obligations among the parties hereto ipso facto terminated, other than those confidentiality obligations expressly and tacitly assumed by Operator preparatory to execution of this agreement involving certain confidential geological, leasehold and other data related thereto provided by Owner to Operator and which remains the sole and exclusive proprietary property of Owner.

         The assignment by Owner of the Subject Leases to Operator shall be on a mutually agreeable form and shall, among other things, be subject to this letter and deliver to Operator a Seventy-two (72%) percent net revenue interest leasehold, reserving to Owner the difference between Lessor's royalty and other burdens and 72% of 8/Sths as a cost free overriding royalty interest. In no event will Owner's overriding royalty interest be less than Three (3%) percent of 8/8ths. Participant hereby obligates and binds itself and all future assignees acquiring any interest(s) pursuant to this agreement within the Area of Mutual Interest hereinafter described to be subject to and deliver to Owner a overriding royalty interest, being the difference between any particular Lessor's royalty interest and 72% of 8/8ths, but in no event less than 3% of 8/8ths.

Cambridge Energy Corporation
May 27, 1997

Page 3

Additionally, Owner shall retain and reserve the difference between existing burdens, including Farmor's overriding royalty interest and 72% overriding royalty interest on any acreage or assignment earned under any Farmout Agreement affecting this prospect, but in no event less than a 3% of 8/8ths overriding royalty interest affecting earned farmout leases. Owner shall be due and entitled to a recordable assignment of overriding royalty interest in the quantum setforth above within thirty (30) days of any leasehold acquisitions, including acreage earned under any additional farmouts, by Operator, together with a true copy of the particular instrument(s) and plat and any broker's and lease purchase report associated with the particular acquisition.

         The overriding royalty interests due Owner hereunder and elsewhere in this agreement shall be paid to Owner free and clear of any charge, expense or fee of any nature whatsoever. Without limiting the generality of the foregoing, Operator and its assigns shall make no deductions whatsoever for charges or fees for well related costs, trucking, transportation, piping, collecting, cycling, recycling, lifting, pumping, treating, processing, handling, pressuring, repressuring or separating, including any costs and expenses incurred by Operator in marketing gas or oil and costs and expenses incurred in any dispute between Operator and any purchaser of oil or gas. The overriding royalty interests shall be due and payable at the same time as the Lessor's royalty interest.

         Any assignment made by hereunder shall be without warranty, express or implied, except as to acts by, through or under Assignor. If less than a full mineral interest is found to be owned in any tract subject to this agreement, the interest of Owner and Operator hereto shall be proportionately reduced.

         II.  OBLIGATORY INITIAL TEST WELL

         As additional consideration for this agreement, which without, Owner would not have entered into it, Operator expressly agrees to and shall commence or cause to be commenced, at Operator's sole cost, risk and expense, the actual drilling of a Test Well ("Initial Test Well") at a mutually acceptable location in Section 15 or 16, Township 17 South, Range 17 East, Terrebonne Parish, Louisiana, on or before July 31, 1997 and prosecute drilling without undue interruption to Objective Depth.

Cambridge Energy Corporation
May 27, 1997
Page 4

Said Initial Test Well shall be drilled in a good and workmanlike manner without undue delay to a contract total vertical depth of 12,500' or depth sufficient to filly penetrate and test the Krumbhaar Sand (referred to herein as "Objective Depth"), whichever is lesser. The Krumbhaar Sand is defined as the stratigraphic equivalent of the zone found between the depths of 12,040 feet and 12,442 feet ELM in the Union Oil of California - Calvert & Todd No. 6 well, located in
Section 16, T17S-R17E, Terrebonne Parish, Louisiana. Cambridge Energy Corporation shall be designated as Operator of the Initial Test Well and the prospect area.

         III. SUBSTITUTE WELL

         If prior to reaching Objective Depth, should the Initial Test Well encounter impenetrable substances or other conditions which, in the judgment of Operator would make further drilling, testing or other operations impracticable, then Operator may plug and abandon the Initial Test Well, and in such event, Operator shall have the right and option to commence or cause to be commenced the actual drilling of a substitute well within one hundred twenty (120) days after the abandonment of the Initial Test Well. Such substitute well shall be drilled by the same manner and subject to the same terms, obligations and conditions as these applicable to the Initial Test Well.

         IV. FAILURE TO TIMELY DRILL

         If actual drilling of the Initial Test Well is not commenced by July 31, 1997, (or if a Substitute Well is applicable hereunder and Operator fails to commence actual drilling within 120 days after abandonment of the Initial Test
Well) and drill to Objective Depth, then, upon Owner's sole election and option, but not the obligation, to be exercised by written request by Owner to Operator, Operator agrees to promptly assign to Owner in a recordable form, at no cost whatsoever to Owner, all interests herein assigned Operator and all leasehold interests hereinafter acquired by Operator and its venture partners, pursuant to the Area of Mutual Interest hereinafter described, without additional burdens beyond the Lessor's royalty interest. All leasehold related costs, and other obligations incurred by Operator prior to the date of reassignment, which shall be effective as of the date of Owner's written request to reassign, shall be home solely by Operator.

Cambridge Energy Corporation
May 27, 1997
Page 5

         V.   PROSPECT AREA AND AREA OF I~FUTUAL INTEREST

         The Prospect Area and Area of Mutual Interest are hereby defined as those lands cross-hatched on Exhibit "B", attached hereto and made a paint hereof. Any new leaseholds or leasehold rights secured within the Area of Mutual Interest during the period in which the Subject Leases on Exhibit "A" are in force and effect, or the earned farmout leases are in force and effect and for six months thereafter are acquired by Operator, its heirs, successors, executors, personal representatives or assigns, said parties must tender to and assign to Owner a cost free overriding royalty interest being the difference between the existing Lessor's royalty interest and 72% of 8/Sths, but in no event less than 3% of 8/8ths. Said assignment of overriding royalty interest shall be due to Owner in a recordable form within thirty (30) days of each acquisition.

         VI. INDEMNITY

         This agreement is made on the express condition that Owner and its assigns shall be free from all inabilities, costs and claims for damages and/or suits for or by reason of any nature or kind whatsoever arising as a result of Operator's and/or its assigns ownership of the Subject Leases. Operator and/or its assigns hereby covenant and agree to protect, indemnify and save harmless Owner from all injuries, losses, damages, liabilities, clam, charges, damages to property, expenses, fines, penalties, attorney's fees, costs, or contamination or adverse affects on the environment arising from its and/or its assigns ownership and operations under the Subject Leases.

         VII.     ACCESS TO DRILLING AREA AND DATA

         At Owner's risk Owner or its agents shall at all times have access to the derrick floor and logging units of any well or wells being drilled. Operator is obligated to notify Owner by prepaid United States mail or by telephone Area Code 318-232-9371 as to all operations on the Prospect Area, which shall include by way of specification but not limitation,

Cambridge Energy Corporation
May 27, 1997
Page 6

the permit and permit plat, the dates of commencing of drilling of wells, the dates of operations, the dates of resumption of operations, a daily drilling report to include daily and cumulative costs, a detailed report of production (stated both in units produced and monetary sums received, said report to be itemized on a monthly basis), tree copies of well drilling programs, logs, core analyses, Micrologs, deviation surveys or other well surveys. Owner shall not be liable for any costs relating to this data or copies thereof. Operator shall give Owner forty-eight (48) hours verbal and written notice via FAX, of all logging runs and Owner shall be furnished a field print of said log and any other data requested if Owner is present.

          VI.      AGREEMENT BINDING ON ASSIGNS

         The  provisions  of this  agreement  shall be  binding  on the  parties hereto, their heirs, executors, personal representatives, successors and assigns. It is expressly agreed to and understood that no assignment, transfer of interest or otherwise shall be made pursuant to this agreement, unless and until, Operator binds its assignee(s) or transferee(s) completely and fully to this agreement by specific reference and whereby they expressly agree to assume the liabilities and obligations contained herein. This obligation to bind future assignees or transferees shall be incumbent upon all future parties.
Additionally, Owner shall be furnished a tree copy of each and every transfer executed after the date of this agreement at no cost.

         If this letter correctly sets forth your understanding of our agreement, please execute in the space provide below and return to the undersigned one (1) full}, executed copy of this agreement along with your certified check in the sum of Sixty Thousand and No/100 ($60,000.00) dollars.

                                          Very truly yours,
                                          PROVEN FUEL EXPLORATION, INC.

                                          /s/ William Clay
                                          ----------------
                                          William M. Clay
                                          President
AGREED TO AND ACCEPTED
THIS  4  DAY OF June,1997.
CAMBRIDGE ENERGY CORPORATION

/s/ Perry West
--------------
Perry West
President

                                   EXHIBIT "A"

Attached to and made a part of that certain Acquisition Agreementdated  May  27,
1997, between Proven Fuel Exploration, Inc. and Cambridge Energy     Corporation
applicable to the Houma Field Prospect, Terrebonne Parish, Louisiana.

All recording references are for the Conveyance Records of the Clerk of Court for Terrebonne Parish, Louisiana.

     1. Oil, Gas and Mineral Lease between Andrew M. Viguerie, et al, Lessor, and Proven Fuel Exploration, Inc., Lessee, dated October 28, 1996 and recorded at COB 1548 at Entry No. 994298.

     2. Oil,  Gas and  Mineral  Lease  between  Carroll  Parr and Synde D. Parr,
Lessor, and Proven Fuel Exploration, Inc., Lessee, dated April 3, 1997 and recorded at COB 1552 at Entry No. 995973.

     3. Oil, Gas and Mineral Lease between Dorothy V. Beane, Lessor, and Proven Fuel Exploration, Inc., Lessee, dated October 28, 1996 and recorded at COB 1554 at Entry No. 996651.

PROVEN FUEL EXPLORATION INC.

Post Office Box 52552
LARAYETTE, LA 70505-2552
(318) 232-9371

                                                          June 9, 1997

     Cambridge Energy, Corporation
     Tara Place West, Suite 200
     1604 West Pinhook Road
     Lafayette, Louisiana 70508

     ATTN: Mr. Perry West

     Subject: Amendment to Acquisition Agreement
              Houma Field Prospect, Terrebonne Parish, Louisiana

     Dear Mr. West:

     In accordance with your request to amend Article V of the subject agreement pertaining to those leasehold and other interests acquired by either Owner or Operator not described in and obtained subsequent to execution of the subject agreement and the treatment of these subsequently acquired interests, Proven Fuel Exploration. Inc.
     ("Owner") agrees to the following:

     Wherein paragraph V appears in that certain Acquisition Agreement dated May 27, 1997, between Proven Fuel Exploration, Inc. and Cambridge Energy Corporation, that paragraph V is hereby deleted in its entirety and the following is inserted in lieu thereof, to wit:

                      "V. PROSPECT AREA AND AREA OF MUTUAL INTEREST

              There is created hereby for this Prospect Area an Area of Mutual Interest, hereinafter referred to as the %MI", which area is designated as cross-hatched on Exhibit "B" attached hereto and made a part hereto. It is understood that any lease, purchase, farmout, farmin or any other exploration agreement acquired by either party within the AMI ("Leasehold Interest") during the period in which the Subject Leases on Exhibit "A" are in force and effect and for a period of six months thereafter shall be subject to the terms hereto. Any Leasehold Interest acquired by Operator during the term in said AMI shall be subject to the overriding royalty in favor of Owner herein set forth. Should Owner acquire any Leasehold Interest during the term in the AMI, then Owner shall tender in writing to Operator said Leasehold Interest, retaining. (Continue on page 2)

     Cambridge Energy Corporation
     June 9, 1997
     Page 2 of 2

     however, only the overriding royalty set forth herein. If Operator elects to acquire the Leasehold Interest subject to said overriding royalty, Operator shall notify Owner in writing within fifteen (15) days of receipt of said tender and, thereafter. reimburse Owner for the actual third party costs thereof, including bonus, brokerage, recordation and other normal costs, if any, incurred in the acquisition of such Leasehold Interest. If Operator elects not to acquire said Leasehold Interest, then Operator shall notify Owner within fifteen (15 ) days after receipt of said tender and, in such event, said Leasehold Interest shall be owned by Owner free of this agreement. If Operator elects to acquire said Leasehold Interest, it shall be assigned to Operator within thirty (30) days after recordation of the lease or within thirty (30) days after Owner has received a recordable act evidencing such acquisition. The overriding royalty referred to above in favor of Owner shall be cost free and equal to difference between existing leasehold burdens prior to acquisition and 72% of 8/8ths, but in no event less than 3% of 8/8ths. Said assignment of overriding royalty interest shall be due to Owner in recordable form within thirty (30) days of each acquisition."

              In  all  other  respects  the  May  27,  1997  agreement   remains
unchanged.

              Please so indicate your agreement and understanding by affixing your signature in the space provided below.

                                           Very truly yours,

                                           /s/ William M. Clay
                                           -------------------
                                           William M. Clay
                                           President





     Agreed to and accepted this 17th day
     of June, 1997.
     CAMBRIDGE ENERGY CORPORATION



     /s/ Perry West
     --------------
     Perry West
     President

                                     SPIRIT
                                     ENERGY
                             New Name. Same Spirit.
                                A Business Unocal

                                                April 30,1997
                                                Mr. William M. Clay
                                                Proven Fuel Exploration, Inc.
                                                P. O. Box 52552
                                                Lafayette, LA 70505-2552

                                                SUBJECT:_______________________
                                                TRADE NO. 511-96
                                                FARMOUT AGREEMENT
                                                DATED AUGUST 1, 1996, AS AMENDED
                                                HOUMA FIELD
                                                TERREBONNE PARISH, LOUISIANA

Gentlemen:

Reference is made to the subject Farmout Agreement, as amended, (the Agreement) dated August 1, 1996, by and between Union Oil Company of California, (Farmor) and Proven Fuel Exploration, Inc., (Farmee).

Pursuant to letters dated February 17, 1997, March 17, 1997 and April 21, 1997, Farmee has requested an extension of time within which to commence operations and a change to the Agreement regarding the excluded Big (3) No. 1 Zone.

Farmor hereby grants Farmee a one (1) time extension of time, until July 31, 1997, within which to commence its operations.

Notwithstanding anything to the contrary contained in section 4 of the Agreement, Farmee shall have the right to make a completion in the Big (3) No. I Zone, INSOFAR AND ONLY INSOFAR, such completion is limited to the interval as seen between the electric log depths of 12,126 feet and 12,432 feet, (MD), as seen in the Union Oil Company of California - Calvert & Todd Well No. 13, such interval hereinafter referred to as the "Big (3) Interval". It is recognized by Farmor and Farmee that such interval is within the Big (3) No. 1 Zone as defined in Office of Conservation Order No. 141-X-2, effective July 23, 1996. In the event Farmee completes the earning well in the Big (3) Interval, subject to all terms and conditions of the Agreement, then the earning well shall be designated as an Alternate Unit Well for the Big (3) No. 1 Zone RB SU A. All production from such alternate unit well shall be subject to the Agreement. Farmee recognizes that it shall not be intitled to any production or revenue from the Big (3) No. I Zone RB SU A; Calvert & Todd Well No. 13 or substitute thereof.

4021-4023 Ambassador Caffery Parkway  PO Box 39200  Lafayette, LA  70593-920

Proven Fuel Exploration, Inc.

April 30, 1997
Page 2





It is being expressly understood and agreed that nothing in the Agreement, except to the extent herein expressly provided, shall be deemed to have altered or otherwise changed any of the terms or provisions in the Agreement.

The extension of time and conditions set forth heroin are conditioned upon Farmee's acceptance of same by executing both copies of this letter and returning: one (1) copy to the undersigned.

                                            Sincerely,
                                            UNION OIL COMPANY OF CALIFORNIA

                                            /s/ Robert J. Sevin Jr.
                                            -----------------------
                                            Robert J. Sevin Jr.
                                            Attorney-in-Fact



AGREED TO AND ACCEPTED THIS 5th

DAY OF May, 1997.

PROVEN FUEL EXPLORATION, INC.


/s/ William M. Clay
-------------------
William M. Clay
President

                                              Unocal Energy Resources Division
                                              Unocal Corporation
                                              4021-4023 Ambassador Caffery Pkwy.
                                              Lafayette, Louisiana 70803
                                              P. O. Box 39200
                                              Lafayette, Louisiana 70593-9200
                                              Telephone (318) 295-6376

                                     UNOCAL

                                                 August 1, 1996
Robert J. Sevin, Jr.
Land Manager
Louisiana/Gulf Business Unit
                                                 Mr. William M. Clay
                                                 Proven Fuel Exploration, Inc.
                                                 P. O. Box 52552
                                                 Lafayette, Louisiana 70505-2552

                                                 SUBJECT:_______________________
                                                 TRADE NO. 511-96
                                                 FARMOUT AGREEMENT
                                                 HOUMA FIELD
                                                 TERREBONNE PARISH, LOUISIANA

Gentlemen:

This letter, when executed by you in the space provided below, shall evidence and constitute the Farmout Agreement (the Agreement) entered into by and between Union Oil Company of California, hereinafter referred to as "Farmor", and Proven Fuel Exploration, Inc., hereinafter referred to as "Farmee", concerning the drilling by Farmee of a test well for oil and gas, the acquisition by Farmee from Farmor of an interest in the below described oil, gas and mineral leases owned by Farmor, and other matters as set forth herein.

1. DESCRIPTION OF LEASES AND LANDS SUBJECT TO THIS AGREEMENT

     1.1 Subject Leases

     Farmor is the owner of those certain oil, gas and mineral leases described on Exhibit "A", attached hereto and made a part hereof, said leases being hereinafter referred to as the "subject leases."

     1.2 Farmout Acreage

     The lands which are subject to this Agreement, herein referred to as the "farmout acreage," are the lands covered by the subject leases, containing approximately 170 net acres, as outlined in red on the plat attached hereto as Exhibit "B" and made a pan hereof, located in the following Sections: Section
14,  15,  16,  & 17,  Township  17  South,  Range 17  East,  Terrebonne  Parish,
Louisiana.

2. TEST WELL

     On or before January 27, 1997, Farmee shall commence or cause to be commenced the actual drilling (spudding in) of a test well for oil and gas at a legal location of Farmee's choice in

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 2

     Section 16, Township 17 South, Range 17 East, Terrebonne Parish, Louisiana. Farmee thereafter agrees to continuously prosecute the drilling of the test wen at Farmee's sole cost, risk and expense, with due diligence and in a good and workmanlike manner and in compliance with all applicable provisions of the subject leases and with applicable roles and regulations of any governmental body having jurisdiction thereover. Such test shall be drilled to a depth of 12,450' feet TVD beneath the surface of the earth or a depth sufficient to test the Krumbhaar Sand whichever is the lesser depth ("Objective Depth"). For the purposes of this Agreement, the Krumbhaar Sand is defined as the stratigraphic equivalent of the zone found between the depths of 12,040 feet and 12,442 feet (electric log measurement) in the Union Oil Company California - Calvert & Todd Well No. 6, located in Section 16, Township 17 South, Range East, Terrebonne Parish, Louisiana.

3. SUBSTITUTE WELL

     Should Farmee fail to reach the Objective Depth in the test well due to encountering igneous reck, domal material, heaving shale, salt water, salt or other impenetrable substance, or should Farmee suffer any adverse condition (mechanical or otherwise) in drilling the test well, which substance or condition cannot be overcome at a reasonable cost by means considered reasonable or appropriate in the industry, then Farmee shall have the right and option, at any time within one hundred twenty (120) days following the date the drilling rig is released from the test well, to commence or cause to be commenced the actual drilling (spudding in) of a substitute well in lieu of the test well. If such substitute well is drilled in the manner and to the depth herein required for the drilling of the test well, such well shall then be considered as though it were the test well for all purposes of this Agreement. Should such substitute well fail to reach the Objective Depth due to one of the causes set forth above, Farmee shall have the right and option to drill additional substitute wells, within the time and in the manner specified above with respect to the first substitute well, in an effort to reach the Objective Depth.

4. RIGHTS EARNED UPON COMPLETION OF EARNING WELL

     4.1 Acreage Earned

     In the event the test well (or substitute well) is drilled to the Objective Depth and is successfully completed as a well capable of producing oil or gas in paying quantities (herein referred to as the "earning well"), Farmee shall earn an assignment hereunder. Farmee agrees to immediately file an application with the Commissioner of Conservation requesting designation of the earning well as a substitute unit well for the Krumbhaar Zone RB SU A, established by Commissioner of Conservation Order No. 141-B-5, effective April 19, 1994. Said unit shall serve to define the geographical limit of the rights earned by Farmee.

     4.2 Depths and Interest Earned

     Assuming that Farmee has otherwise complied with all of the terms and conditions of this Agreement, Farmor shall, upon receipt of written request, execute in favor of Farmee, without warranty of title, either express or implied, and subject to the reservations, limitations and conditions hereinafter set forth, an assignment of one hundred (100%) percent of the right, title and interest of

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 3

only insofar as the subject leases covers depths from the surface of the earth to the base of the Krumbhaar Zone, as defined in Commissioner of Conservation Order No. 141-B-5, plus 100 feet, or to the stratigraphic equivalent of the depth at which the base of the deepest producing sand is encountered, whichever of said depths is the lesser. The following zones and/or sands shall be less and excepted from this Agreement and Farmee can earn no interest therein:

     a) The Big (3) No. 1 Zone defined as that gas and condensate beating sand encountered between the electric log depths of 11,428 feet and 12,432 feet (measured depth) in the Union Oil Company of California - Calvert & Todd Well No. 13, the surface of which is located in Section 18, Township 17 South, Range 17 East, Terrebonne Parish, Louisiana;

     b) Tex (W) 6 Zone defined as that gas and condensate bearing sand encountered between the electric log depths of 11,034 feet and 11,146 feet (measured depth) in the Union Oil Company of California - Calvert & Todd Well 13, the surface of which located in Section 18, Township 17 South, Range 17 East, Terrebonne Parish, Louisiana;

     c) 8,550' Sand defined as that gas and condensate bearing sand encountered between the electric log depths of 8,673 feet and 8,884 feet (measured depth) in the Union Oil Company of California - Calvert & Todd Well No. 13 the surface of which is located in Section 18, Township 17 South, Range 17 East, Terrebonne Parish, Louisiana;

     d) 8,750' Sand defined as that gas and condense bearing sand encountered between the electric log depths of 8,944 feet and 9,100 feet (measured depth) in the Union Oil Company of California - Calvert & Todd Well No. 13 the surface of which is located in Section 18, Township 17 South, Range 17 East, Terrebonne Parish, Louisiana;

     e) 9,000' Sand defined as that gas and condensate bearing sand encountered between the electric log depths of 9,236 feet and 9318 feet (measured depth) in the Union Oil Company of California - Calvert & Todd Well No. 13 the surface of which is located in Section 18, Township 17 South, Range 17 East, Terrebonne Parish, Louisiana.

     4.3 Rights to Production Prior to Payout

     In the event Farmee earns the assignment provided for above, Farmor shall reserve and be entitled to receive an overriding royalty interest equal to the difference between twenty-five (25%) percent and present lease burdens. Such overriding royalty interest shall be free of all costs, but shall be subject to and bear its proportionate part of all severance, production and other taxes applicable thereto. If the subject leases cover less than the full mineral interest in the assigned acreage and depths, or if Farmor's ownership of the subject leases is less than one hundred (100%) percent in the acreage and depths being assigned, said overriding royalty interest shall be proportionately reduced.

     4.4 Form of Assignment

         Any assignment earned by Farmee shall be executed on the form of assignment attached hereto as Exhibit "C" and made a part of this Agreement.

     PROVEN FUEL EXPLORATION, INC.
     August 1, 1996
     Page 4

     4.5 Override Applies to Extension and Renewal of Subject Leases

     The overriding royalty to be reserved by Farmor in the event Farmee earns an assignment shall automatically attach to and encumber any renewal or extension of the subject leases or any new leases covering lands affected by the assignment taken within one (1) year of the termination of the subject leases in question as to the interest acquired by Farmee in said renewal, extension, or new leases.

     4.6 Override Applicable to Test Production

     The test production sales income from the earning well shall be subject to Farmor's overriding royalty interest as hereinabove provided, and Farmee shall pay or cause to be paid to Farmor that portion of the test production sales income which is attributable to Farmor's overriding royalty interest.

5. RIGHTS UPON PAYOUT

     5.1 Farmor's Election to Retain Override or Convert to a Working Interest

     Upon payout of the earning well, as hereinafter defined, Farmor shall: (a) retain its reserved overriding royalty interest equal to the difference between twenty-live (25%) percent and present lease burdens or,

     5.2 Payout Defined

     As used in this Agreement, the term "payout" shall mean that point in time when Farmee has recovered the following costs: (i) the actual costs and expenses incurred through the Christmas tree by Farmee in drilling, testing, completing and equipping the earning well, and (ii) all costs and expenses incurred by Farmee in operating such well during the time of recovery of such costs and expenses. For the purposes of determining the payout of the initial earning well drilled pursuant to this Agreement, the cost and expenses to be recovered for surface equipment, i.e. pipelines, heater-treaters, compressors, separators, tanks, etc., shall be limited to only such equipment that is designed for, installed and used by, the initial test well. Any additional costs and expenses incurred for surface equipment installed as a result of a subsequent well or wells drilled, whether or not pursuant to this Agreement, shall not be considered part of those costs and expenses recovered for determining the payout to the initial earning well. Such costs and expenses shall be determined in accordance with the 1984 Onshore COPAS Accounting Procedure attached hereto as Exhibit "D" and made a part hereof for all purposes. The costs and expenses referred to above shall be recovered from the proceeds of the production from the earning well remaining after all royalties, present lease burdens, including Farmor's overriding royalty herein created, have been paid, and after all ad valorem, severance, gross production and any other taxes levied on production have been paid.

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 5

     5.3 Reporting to Farmor Concerning Revenues and Expenses of Earning Well

     Farmee shall furnish Farmor with an itemized statement of the costs of drilling, testing, completing and equipping the earning well, which statement shall be furnished promptly, and in any event, within sixty (60) days after completion of such well. Thereafter, on or before the last day of each month, Farmee shall furnish Farmor with an itemized statement of the production and income derived by Farmee from the earning well and the costs and expenses incurred by Farmee in connection with its operation for the preceding month. Farmor shall have access at all reasonable times to the books and accounts pertaining to the earning well as further set forth in Exhibit "C" whether or not Farmor converts its overriding royalty interest.

     5.4 Time Period Dufinq Which Farmor's Election Must Be Made

     At such time as payout occurs with respect to the earning well, Farmee shall give Farmor written notice thereof, by certified mail, and Farmor shall have thirty (30) days after receipt of such notice within which to exercise the option rights set forth hereinabove. The failure of Farmor to exercise such option rights within the thirty (30) day period allowed therefor shall constitute an election to escalate it reserved overriding royalty interest as provide for in Section 5.1 above.

     5.5 Additional Assi~ymaent Upon Payout if Necessary

     At such time as payout occurs with respect to the earning well and an election is made by Farmor as set forth hereinabove, Farmor and Farmee agree to execute and deliver each to the other such instrument or instruments in recordable form as are necessary or appropriate to set forth the exact interests then owned by the parties hereto. The election to receive a working interest ownership or to receive an increased overriding royalty shall be effective as of 7:00 a.m. on the first day following the date on which payout has occurred.

6. OPERATING AGREEMENT

     In the event Farmor elects to convert a portion of its overriding royalty and receive a working interest in the earned acreage, Farmor and Farmee shall promptly eater into a mutually acceptable operating agreement which shall cover all future operations on the drilling and production unit or units formed for the earning well. Such operating agreement shall be based upon the Bath-Gram La. C.U.-1 (1964) operating agreement form attached hereto as Exhibit "E" and made a part hereof for all purposes. Such operating agreement shall specify use of the 1984 Onshore COPAS Accounting Procedure attached hereto as Exhibit "D", with the overhead rates adjusted to the effective date of said operating agreement. Such operating agreement shall provide for a three hundred (300%) percent penalty on non-consent operations, Said operating agreement shall also give Farmor a preferential fight to purchase all oil, gas and other hydrocarbons produced from or attributable to the unit, on the same terms and conditions as provided in
Article 8 below.

     If Farmor elects to receive a working interest, and prior to execution of the operating agreement, Farmee sells the share of production belonging to Farmor, Farmee shall make a reasonable monthly estimate of such share of production and the net income attributable thereto and promptly remit same to Farmor, subject to necessary adjustments after execution of the operating agreement.

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 6

     In the event of conflict between the terms of this Agreement and the terms of any such operating agreement and accounting procedure, the terms of this Agreement shall control.

7. TERMINATION OF RIGHTS EARNED

     In the event Farmee earns the assignment provided for above, and in the further event that production attributable to the portion of the farmout acreage covered by such assignment should cease, then Farmee shall promptly notify Farmor of such cessation and, with such notice, shall advise Farmor whether or not Farmee intends to attempt to reestablish production which will be attributable to the farmout acreage previously assigned to Farmee. If Farmee advises Farmor that it does not intend to attempt the re-establishment of such production, or if Farmee advises Farmor that it intends to attempt the re-establishment of such production but fails to commence additional drilling or reworking operations within forty-five (45) days after the cessation of production, then the leasehold estate assigned by Farmor to Farmee hereunder shall automatically revert to Farmor and, upon request by Farmor, Farmee shall evidence such reversion by assignment in recordable form. Should Farmee commence such additional drilling or reworking operations within said forty-five (45) day period, and if such operations fail to result in production attributable to the farmout acre, age, then the leasehold estate assigned by Farmor to Farmee hereunder shall automatically revert to Farmor at such time as said additional drilling or reworking operations are finally discontinued. Should the leasehold estate assigned by Farmor to Farmee hereunder revert to Farmor as provided in this paragraph and/or should Farmee hereafter reassign such leasehold estate to Farmor as hereinabove provided, such reversion and assignment shall be free and clear of all liens, claims and encumbrances against such leasehold estate created by Farmee and shall be free and clear of any overriding royalties, production payments, and other similar burdens other than those burdens presently burdening Assignor's leasehold interest at the time Farmor assigned such leasehold interest to Farmee. It is further understood and agreed that the automatic reversion of rights to Farmor shall not relieve Farmee of liability for obligations assumed hereunder which accrued prior to the reversion of rights to Farmor, including, but not limited to, the obligation to restore the surface of the leased premises and the obligation to plug and abandon any well drilled by Farmee. The provisions for reversion of the leasehold estate assigned by Farmor to Farmee as contained in this paragraph shall continue to apply regardless of the number of times the production attributable to such leasehold estate may cease and thereafter be reestablished by Farmee. The obligation of Farmee to notify Farmor immediately at any time such cessation may occur, in order that Farmor may take such action as it deems advisable to protect its reversionary leasehold interest, is a material consideration for this Agreement.

8. PREFERENTIAL RIGHT TO PURCHASE PRODUCTION

     Farmor reserves the right to purchase currently at a price not less than the average posted field price as produced, all oil and condensate produced and saved from or attributable to the farmout acreage, such right to be exercisable at any time and from time to time during the existence of this Agreement.

     Farmor also reserves the preferential right and option, subject to the negotiation of a mutually agreeable contract, to purchase all gas and casinghead gas produced and saved from the farmout

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 7

acreage, or which is attributable thereto; provided, however, that in the event Farmee and Farmor are unable to agree upon such contract and Farmee agrees to enter into a contract with a third party for the sale of such gas or casinghead gas, Farmee shall notify Farmor that there exists a purchaser ready, willing and able to enter into such contract with Farmee (giving full details and full disclosure concerning any such contract), and Farmor shall have a period of thirty (30) days thereafter within which to exercise its option to purchase such gas or casinghead gas on the same terms offered to Farmee by such third party.

     In the event Farmor shall fail to exercise its option under the immediately preceding paragraph within the time specified, then Farmee shall be flee to sell its gas or casinghead gas produced and saved from the farmout acreage or attributable thereto to such third party on the exact terms (but not otherwise) as set forth in the notice to Farmor, and Farmor shall not be entitled to exercise its purchase option during the term of any such contract entered into between Farmee and such third party.

     In this regard, however, Farmee expressly agrees that, prior to the time of payout of the earning well, any sale or disposition by Fannee, its successors and assigns, of gas produced from the earning well which is attributable to the farmout acreage shall be made subject to Farmor's right to receive upon payout its twenty-five (25%) percent working interest in the farmout acreage flee and clear of such contract (so that, in the event such leasehold interest is received by Farmor as provided above, the gas produced from the earning well which is attributable to the farmout acreage shall be subject to Farmor's separate disposition and control).

9. REPORTING AND SHARING OF INFORMATION REQUIREMENTS

9.1 Plat, Summary of Evaluation Proqram, Spud Date

     Farmee shall furnish Farmor with a surveyor's plat showing the location and ground elevation of each well drilled pursuant to this Agreement, together with a brief summary of the logging, coring, casing design and testing program and any other evaluation program proposed for such well. Farmee shall notify Farmor of the date of commencement of actual drilling promptly after such well has been spudded.

9.2 Titles and Curative Materials

     Copies of any title opinions, division order opinions and/or curative materials obtained by Farmee and which affect Farmor's leases shall be furnished to Farmor free of charge upon written request by Farmor.

9.3 Drilling Information and Access

         During the conduct of operations on each well drilled pursuant to this Agreement, Farmee shall do the following:

     (a) Permit Farmor's authorized representatives to have full and complete access to the derrick floor at any reasonable time and to observe all operations at Farmor's own risk and expense.

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 8

     (b) Furnish daily to Farmer at the office indicated in Paragraph 20 below a drilling report covering the preceding 24 hours, showing work done, depth drilled, formations penetrated and any shows of oil or gas encountered.

     (c) Do such coring as a reasonably prudent operator would do and adequately test all formations having shows of oil or gas as revealed in drilling, coring or by electrical or mud logging surveys.

     (d) Save samples of all cuttings and cores in bags marked at the depth from which they came and deliver them to Farmor at the well.

     (e) Run or make or cause to be run or made an induction electrical survey, a sonic and/or microlog survey, and at the option of Farmee, a continuous dipmeter survey upon completion of drilling and prior to running and setting casing in any well.

     (f) Notify Farmor in sufficient time to have a representative present when Farmee plans to run an electric log, to core or make any drillstem or production test.

     (g) Furnish Farmor with two (2) copies of core analyses, results of drillstem tests and field prints of any and all logs or surveys which may be run or made during the drilling of any well.

9.4 Geological and GeophVsieal Information

     Upon completion of each well drilled pursuant to this Agreement or as soon as each item is available, whichever first occurs, Farmee shall furnish Farmor the following information as to each such well at Farmee's sole cost and expense:

     (a) One (1) sepia print and two (2) copies of a composite electric log survey of the complete interval of the hole from the bottom of the surface casing to the well's greatest depth, and two (2) copies of any and all other logs and surveys which are made:

     (b) Two (2) copies of all core records and drillstem or production tests made;

     (c) Satisfactory evidence of the depth drilled before abandoning or plugging such well;

     (d) One (I) copy of all forms filed with any governmental authority or agency, including, but not limited to, all reports filed with the Office of Conservation;

     (e) The official name of the well and unit and the name of the field in which the well is located; and,

     (f) The name and address of thc designated operator.

     (g) One (1) Schlumberger #6101 customer tape, or other logging company equivalent, of all digitized logs.

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 9

10. INDEMNITY

     The test well (and any substitute well) shall be drilled at Farmee's sole risk, con and expense, and Farmee shall protect, indemnify and hold Farmor harmless from all losses, costs, claim, expenses, damages and liabilities arising out of or connected with Farmee's performance, or failure to perform, under this Agreement, or the acts of or failure tom by Farmee's agents, employees, contractors and subcontractors. Farmee shall not, however, be liable in damages to Farmor for failure to commence said test well or to drill it to the required Objective Depth, and any such failure on Farmee's part shall only result in the loss to Farmee of the fight to receive an assignment hereunder.

11. INSURANCE

     I1.1 Required Insurance Coverage

     At all times while Farmee has the right to earn an assignment of interest hereunder or is conducting operations on the farmout acreage or acreage pooled therewith, Farmee shall maintain, at its sole cost, the following insurance coverage for its operations:

     (a) Worker's Compensation Insurance in accordance with the laws of the state(s) in which operations are covered under this Agreement.

     (b) Employer's Liability Insurance with a minimum limit ors 1,000,000 per occurrence.

     (c) Comprehensive General Liability Insurance with a limits liability of $1,000,000 and a combined single limit per occurrence of $5,000,000 in the aggregate.

     (d) Comprehensive Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence.

     (e)  Umbrella  Liability   Insurance  with  a  combined  single  limit  per
occurrence of $1,000,000.

     Farmee shall have at its option, at all times, the right to self insure for any or all of the above coverages in accordance with the laws of the State of Louisiana.

11.2 Proof of Coverage

     Prior to the commencement of operations hereunder, Farmee shall furnish Farmor, at Farmor's written request, one or more certificates signed by the insurance carrier or carriers, or in the case of self-insurance, other written evidence that Farmee has qualified as a self-insurer in accordance with the laws of the State of Louisiana, showing to Farmor's satisfaction that the required insurance coverage described above is then in force, and stating that such coverage shall not be canceled or materially altered without at least 10 days advance written notice to Farmor. Such cancellation or material alteration, if not accompanied by new insurance coverage satisfactory to Farmor, shall constitute a default by Farmee giving Farmor the option of terminating this Agreement. Each certificate shall also contain a waiver by the insurance carrier of a right to be subrogated to the rights of any claimant against Farmor or Farmor's employees and agents,

PROVEN FUEL EXPLORATION, INC.
August I, 1996
Page 10

         except that the carrier shall be subrogated to the rights of Farmee against Farmor with respect to any risk expressly assumed by Farmor hereunder.

12. LEASE OBLIGATIONS

     12.1 Payments by Farmee

     Except as otherwise provided heroin, Farmee shall, at its sole cost and risk, comply with all the express and implied covenants and other obligations of the subject leases insofar as the farmout acreage is concerned, including the payment of royalties, shut-in payments, delay rentals and Pugh clause rentals. All payments and/or funds inuring or accruing to Farmor and to Farmor's lessors shall be timely disbursed regardless of whether division orders are executed and regardless of pending problems not directly associated with the subject leases.

     12.2 Payments by Farmor

     Farmor shall have the right, but not the obligation, to pay rentals, royalties or other payments which may be due under the subject leases, included in the farmout acreage, and Farmee agrees to reimburse Farmor for the full amount of such payments which Farmor is not obligated to bear hereunder plus interest calculated at the legal rote from the date of payment by Farmor to the date of reimbursement by Farmee.

     12.3 Renewal Of Leases

     Farmor shall be under no obligation to renew the subject leases. If the leases to be assigned hereunder will expire before the terms of this Agreement have been met and an assignment earned, Farmee shall, more than forty-five (45) days before the expiration of said leases, either: (a) renew or extend same for Farmor's benefit and in Farmor's name, but at the sole expense of Farmee; or,
(b) commence drilling operations thereon sufficient to preserve the subject leases. Failure of Farmee to accomplish either (a) or (b) more than thirty (30) days before the expiration of the subject leases will result in the forfeiture by Farmee of its fight to earn an assignment of the subject leases.

13. RELATIONSHIP OF PARTIES

     This  Agreement is not  intended to create,  and nothing  herein  contained shall be contained as creating, a partnership, joint venture or other relationship by which one party is liable for the obligations or act, either of omission or commission, of the other party. Each of the parties hereto elects not to be treated as a partnership for any purpose under the Internal Revenue Cede of 1986 and, specifically, each of the parties hereto elects, as authorized by Section 761(a) of the Internal Revenue Code of 1986, that operations covered by this Agreement be excluded from all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Cede of 1986, as amended, and all applicable regulations thereunder.

     Also, each party hereto elects to be excluded from the application of all provisions of Subpart D of Part II, Chapter I, Title 47, Louisiana Revised Statutes of 1950, as amended, as permitted and authorized by Section 220.3 of said Revised Statutes and the regulations promulgated thereunder.

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 11

     In conducting its operations hereunder, Farmee shall not be acting as Farmor's agent, but rather as an independent contractor, and Farmor shall not be liable in any way for any debts, demands or claims incurred by or against Farmee in connection with performance of this Agreement.

14. CONFIDENTIALITY

     Without Farmor's prior written consent, Farmee shall not divulge information obtained from operations hereunder to any party other than Farmor, any party owning an interest in the well, and the appropriate governmental authority.

15. ABANDONMENT AND SURFACE RESTORATION

     Farmee agrees that it shall, at its sole cost and expense, plug and abandon all wells drilled pursuant to this Agreement in accordance with all applicable mica and regulations of any governmental body having jurisdiction thereover. In addition, Farmee shall, at its sole expense, restore the leased premises to their former state as nearly as practical and settle and dispose of all claims for damages arising from or in connection with the drilling of said well, including, hut not limited to, damages to the surface of the land, trees and growing crops, and loss of soil fertility, and Farmee shall furnish satisfactory evidence to Farmor that the foregoing has been accomplished. Notwithstanding the above, if Farmor elects to convert to a working interest after payout of the earning well, costs of abandonment and surface restoration associated with the earning well and any wells drilled subsequently shall be borne by the parties in proportion to their working interest ownership at the time the obligations accrue.

16. FARMOR'S RIGHT TO ASSUME OPERATORSHIP

     If, at any depth and at any time, Farmee determines that any test well or any substitute thereof, that has been drilled on the farmout acreage, has no further utility and wishes to permanently plug and abandon same, then formal notice of such shall immediately be furnished Farmor. Upon receipt of this notice, Farmor shall have forty-eight (48) hours, including weekends and holidays, in which to advise Farmee of whether or not it wishes to assume operatorship of the test well. In the event Farmor assumes operatorship, Farmer shall execute any appropriate assignment and all further well costs, including plugging and abandonment costs, shall be the responsibility of Farmor. If Farmor does not respond to the Farmee's notice within the allotted forty-eight (48) hour period, then Farmee shall proceed with plugging and abandoning the test well in accordance with the appropriate provisions of this Agreement.

17. CONSENT TO ASSIGN

     Rights granted to Farmee heroin my not be assigned or transferred in whole or in part without Farmor's prior written consent, which consent win not be unreasonably withheld by Farmor. Any assignment earned by Farmee hereunder shall similarly provide that Farmee's interest in the farmout acreage may not be assigned or transferred in whole or in part without Farmor's prior written consent. In the event Farmor gives its consent to an assignment or transfer by Farmee to

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 12

     a third party, Farmee agrees to provide Farmor with a recorded copy of said assignment. In such assignment, Farmee shall require its assignee or transferee to expressly assume Farmee's obligations to Farmor as contained in this Agreement and in any assignment earned by Farmee pursuant hereto to the extent of the interest acquired by Farmee's transferee or assignee.

18. REFORMATION OF UNITS

     Farmee and Farmor agree that they will not use any data obtained by virtue of this Agreement in order to attempt to reform any existing units located partially or wholly within the farmout acreage, or take any action that would serve to diminish Farmor or Farmee's present interest in said units, unless mutually agreed to in writing otherwise.

19. NOTICE PROVISIONS

         All geological reports, information and notices from Farmee to Farmor as to coring, running of logs and similar information shall be made to:

                         Union Oil Company of California
                                 P. O. Box 39200
                            Lafayette, LA 70593-9200
                         4021 Ambassador Caffery Parkway
                               Lafayette, LA 70503
                               Attn: Mr. Chuck Cox
                          Business Phone: 3 18-295-6280
                                Fax 318-295-6621

         All other correspondence, such as that relating to the terms of the trade, shall be made to:

                         Union Oil Company of California
                                 P. O. Box 39200
                            Lafayette, LA 70593-9200
                         4021 Ambassador Caffery Parkway
                               Lafayette, LA 70503
                            Attn: Mr. Robert B. Sevin
                         Business Phone: 318 -295 -6376
                               Fax: 3 18-295-6723

PROVEN FUEL EXPLORATION, INC.
August 1, 1996
Page 13

     All notices, reports, correspondence, etc. from Farmor to Farmee shall be made to:

                               Mr. William M. Clay
                          Proven Fuel Exploration, Inc.
                                 P. O. Box 58552
                            Lafayette, LA 70505-2552
                          Business Phone: 318-232-9371
                                Fax: 318-233-5759

This Agreement is prepared for execution in duplicate, and each copy shall be treated as an original. If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing both copies of this letter in the space provided below and returning one (1) copy to Farmee within twenty (20) days after the date of your receipt, failing in which this Agreement shall be null and void, at Farmee's option.

                                    Yours very truly,

                                    UNION OIL COMPANY OF CALIFORNIA

                                    /s/ Robert J. Sevin, Jr.
                                    ------------------------
                                    Robert J. Sevin, Jr.
                                    Attorney-in-Fact


ACCEPTED AND AGREED TO THIS 22
day of  August ,1996.


PROVEN FUEL EXPLORATION, INC.


/s/ William M. Clay
-------------------
William M. Clay
President


ItsRJS:jmc
JA:PROVENFO.DOC

August 1, 1996

PROVEN FUEL EXPLORATION, INC.
August I, 1996
Page 14

                                LIST OF EXHIBITS




          Exhibit "A"               Schedule of Leases
          Exhibit "B"               Description and/or sketch of farmout acreage
          Exhibit "C"               Copy of form of assignment
          Exhibit "D"               Accounting Procedure (COPAS)
          Exhibit "E"               Joint Operating Agreement

                                        Unocal Energy Resources Division
                                        Unocal Corporation
                                        4021-4023 Ambassador Caller/Pkwy.
                                        Lafayette, Louisiana 70503
                                        P. O. Box 39200
                                        Lafayette, Louisiana 70593-9200
                                        Telephone (318) 295-6376

                                     UNOCAL
                                               October 8, 1996

Robed J. Sevin, Jr.
Land Manager
Louisiana Gulf Business Unit
                                                Mr. William M. Clay
                                                Proven Fuel Exploration, Inc.
                                                P. O. Box 52552
                                                Lafayette, LA 70505-2552
                                                SUBJECT:________________________
                                                TRADE NO. 511-96
                                                FARMOUT AGREEMENT
                                                HOUMA FIELD
                                                TERREBONNE PARISH, LOUISIANA

Gentlemen:

This letter is written in connection with that certain Farmout Agreement dated August 1, 1996, (the Agreement), by and between Union Oil Company of California (Farmor) and Proven Fuel Exploration, Inc. (Farmee).

Pursuant to Farmee's letter dated October 3, 1996, Farmee has requested certain modifications to paragraph's 4.1 and 18 of the Agreement.

Paragraph 4.1 shall be amended by adding the following language to the end of said paragraph: "In the event the Krumbhaar Zone RB SU A is dissolved pursuant to Statewide Order 29-L-2, and thereafter Farmee drills and completes the test well as provided for herein, then Farmee shall establish a new Commissioner of Conservation unit for such well. Such unit shall then serve to define the geographical limit of the rights earned by Farmee."

Paragraph 18 shall be amended by adding the following language to the end of said paragraph: "Notwithstanding anything herein to the contrary, Farmee shall have the right, but not the obligation, to dissolve the Krumbhaar Zone RB SU A, established by Commissioner of Conservation Order No. 141-B-5, effective April 19, 1994. In the event said unit is dissolved and thereafter the test well is drilled and completed as a well capable of producing oil or gas in paying quantities then Farmee shall, within thirty (30) days. commence unitization proceedings in order to establish a unit for said well as provided for in paragraph 4.1 above."

Proven Fuel Exploration, Inc.
October 8, 1996
Page 2

It is being expressly understood that nothing in the Agreement, except to the extent heroin expressly provided, shall be deemed to have altered or otherwise changed any of the terms or provisions therein.

Farmor's modifications as set forth herein are conditioned upon Farmee's acceptance of the terms of this letter by executing both copies and returning one (1) copy to the undersigned.

                                           Sincerely,

                                           UNION OIL COMPANY OF CALIFORNIA



                                           /s/ Robert J. Sevin, Jr.
                                           ------------------------
                                           Robert J. Sevin, Jr.
                                           Attorney-in-Fact


ACCEPTED AND AGREED TO THIS  14
DAY OF October , 1996.


PROVEN FUEL EXPLORATION, INC.



/s/ William M. Clay
-------------------
William M. Clay
President

JA: PROVNFO2.DOC

                                                                                           EXHITI"A"


                                                             Attached to and made a part of that certain Farmout Agreement dated
                                                             August 1, 1996, by and between Union Oil Company of California, as Farmor, and Proven Fuel Exploration, Inc., as Farmee.


STATE OF LOUISIANA
PARISH OF TERREBONNE

Lessor                                      Lessee                              Date         Book    EntryNo.   Union Lease No.
-------------------------------------------------------------------------------------------------------------------------------

Robert E. Calvert, et al                    Robert B. Prentice                  02-01-45     186     108417     56259
Lee P. Lottinger                            Robert B. Prentice                  10-28-48     166     78798      69879
Madison L. Funderburk                       Robert B. Prentice                  03-09-49     166     79696      69880
Allen J. Ellender                           Robert B. Prentice                  03-23-49     167     80077      1020837
Harold A. Todd                              Robert B. Prentice                  05-18-49     168     82422      69882
Helen T. Hinchman                           Robert B. Prentice                  05-18-49     168     82421      69883
Robert E. Calvert                           Robert B. Prentice                  05-18-49     168     81365      69884
Allen I. Ellender                           Robert B. Prentice                  01-28-50     172     87567      69885
Wen Chuan Chen                              Union Oil Company of California     03-25-94     1414    935653     1020129
Koch Gateway Pipeline Company               Union Oil Company of California     03-25-94     1420    938415     1020200
T. L. C. Crewboats, Inc.                    Union Oil Company of California     01-19-95     1451    950932     1021061


                                  EXHIBIT "C"

Attached  and made a part of that certain Farmout Agreement dated August 1,1996 by and between Union Oil Company of California, as Farmor and Proven Fuel Exploration, Inc., as Farmee.

                    PARTIAL ASSIGNMENT OF OIL AND GAS LEASES

STATE OF LOUISIANA

PARISH OF TERREBONNE

     This agreement made and entered into this date by and between:

     UNION OIL COMPANY OF CALIFORNIA, a California corporation, whose address is 4021-4023 Ambassador Caffrey Pkwy., P. O. Box 39200, Lafayette, Louisiana 70593-9200, hereinafter referred to as "Assignor", and

     PROVEN FUEL EXPLORATION, INC, a Louisiana Corporation,  whose address is P.
O. Box 52552, Lafayette, Louisiana 70505-2552, hereinafter referred to as "Assignee".

     WITNESSETH: That,

     WHEREAS, Assignee has earned certain rights in those oil and gas leases (the "subject leases") set forth on Exhibit "A", attached hereto and made a part hereof,

     NOW, THEREFORE, for and in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant, transfer, and assign unto Assignee all of Assignor's right, title and interest in the subject leases, and property appurtenant thereto, INSOFAR AND ONLY INSOFAR as the leases contribute acreage to the Krumbhaar Zone, RB SU A, established by Office of Conservation Order No. 141-B-5, effective April 19, 1994, Houma Field, Terrebonne Parish, Louisiana, and INSOFAR AND ONLY INSOFAR as the subject leases cover and affect those horizons and depths underlying the geographic confines of said unit from the surface of the earth to the base of the Krumbhaar Zone being defined by Conservation Order 141-B-5 and encountered between the depths of 12,040' and 12,442' (electrical log measurement) in the Union Oil Company of California - Calvert & Todd Well No. 6, or its stratigraphic equivalent, plus 100' feet.

     It is expressly understood and agreed that this assignment is granted subject to the following terms, conditions, reservations and limitations:

     1. This assignment is subject to the terms and conditions contained in that certain farmout agreement dated August 1, 1996, by and between Union Oil Company of California and Proven Fuel Exploration, Inc. and such agreement is incorporated herein by reference with the same effect as if copied in full herein.

     2. Until payout (as defined in the Farmout of the earning well, Assignor hereby reserves, and Assignee promises to pay Assignor, an overriding royalty interest equal to the difference between twenty-five (25%) percent and present lease burdens of record (including the lessor's royalty, overriding royalties and other payments out of production which presently burden the Assignor's leasehold interest being herein assigned), free from all costs except taxes, said overriding royalty interest to be applied to all oil, gas and other liquid or gaseous hydrocarbon minerals produced and saved from or attributable to the subject leases, including test production. If the subject leases cover less than the full mineral interest in the assigned acreage or if Assignor's ownership of the subject leases prior to this assignment is less than 100%, said overriding royalty interest shall be proportionately reduced. Assignor may require that Assignee receive and market Assignor's overriding royalty share of the production along with and for the same prices as Assignee is receiving for its share of the production. Assignee agrees that all payments and/or funds inuring or accruing to Assignor under the terms of the Farmout and this assignment and to Assignor's lessors under the terms of the subject leases shall be timely disbursed regardless of whether division orders are executed and regardless of pending problems not directly associated with the subject leases.

     3. Upon payout (as defined in the Farmout) of the earning well, Assignor shall have the option to retain its overriding royalty interest, or convert its overriding royalty interest to a twenty-five (25%) percent working interest in the earned acreage, together with a like interest in and to the earning well, all equipment and other property appurtenant to such well.

     4. Assignor's overriding royalty shall automatically attach to and encumber any renewal or extension of the subject leases or any new lease or leases covering lands affected by this assignment taken within one (1) year of the termination of any of the subject leases insofar as Assignee acquires said renewal, extension or new leases.

     5. Assignor also reserves for itself, its successors and assigns, its proportionate share of the minerals covered by the subject leases other than oil, gas and other liquid or gaseous hydrocarbons.

     6. Assignee hereby assumes all of the obligations imposed upon Assignor under the provisions of the subject leases and agrees to reimburse Assignor for any and all costs, expenses, losses and damages of any kind or character sustained by it as a result of any failure of Assignee to perform such obligations.

     7. Assignor shall have unrestricted access to the lands covered by this assignment for the purpose of conducting drilling, mining, reworking and production operations as to all horizons and minerals not covered by this assignment. Assignor shall also have unrestricted access to the lands covered by this assignment and any units in which they may be included for the purpose of witnessing all operations thereon and of measuring and gauging and/or witnessing the measuring and gauging of the production obtained therefrom.

     8. Assignor hereby expressly reserves the preferential right and option to purchase currently, at a price not less than the average posted field price as produced, all oil and condensate produced and saved from the subject leases, or which is attributable thereto, such right to be exercised at any time Page 2 and from time to time. Assignor, in addition, reserves the preferential right and option to purchase gas and casinghead gas subject to the terms and limitations set forth in the Farmout.

     9. Assignee agrees to indemnify and save Assignor harmless from all losses, costs, claims, expenses, damages, liabilities, suits, actions, judgments and decrees (including attorney's fees and court costs) in any wise arising, including theories of strict liability, negligence, and intentional torts, growing out of, attributable to, or resulting from the operations of Assignee connected with the drilling, testing, completion or abandonment of wells drilled by Assignee on lands described in the subject leases or lands pooled therewith.


     10. Assignee agrees that it shall, at its sole cost and expense, plug and abandon the earning well drilled pursuant to the Farmout in accordance with all applicable rules and regulations of any governmental body having jurisdiction thereover, and in addition, restore the leased premises to their former state as nearly as practical and settle and dispose of all claims for damages arising from or in connection with the drilling of said well, including, but not limited to, damages to the surface of the land, trees and growing crops, and loss of soil fertility, and shall furnish satisfactory evidence to Assignor that the foregoing has been accomplished.


     11. Assignee agrees that it will not assign, sublease or transfer, in whole or part, any rights acquired herein or by virtue of the above identified Farmout without the prior written consent of Assignor.

     12. The parties hereto agree that all rights herein granted shall terminate and automatically revert to Assignor without the necessity of any actions by the parties hereto in the event production from the acreage heroin assigned ceases, and Assignee fails to commence reworking operations within thirty (30) days after the cessation of said production, or upon the expiration of thirty (30) days after reworking operations timely commenced are abandoned without restoring production in commercial quantities. Assignee agrees that, upon request by Assignor, it will evidence such reversion by execution of an appropriate assignment in recordable form. It is understood and agreed that such reversion and assignment shall be free and clear of all liens, claims and encumbrances against such leasehold estate created by Assignee and shall be free and clear of any overriding royalties, production payments and other similar burdens other than those presently burdening Assignor's leasehold interest at the time of this assignment. It is further understood and agreed that the automatic reversion of rights to Assignor shall not relieve Assignee of liability for obligations assumed hereunder which accrued prior to the reversion of rights to Assignor, including, but not limited to, the obligation to restore the surface of the leased premises and the obligation to plug and abandon the earning well re-entered or drilled by Assignee.


     13. This assignment is made subject to Assignee's obtaining all required consents and approvals from lessors, joint interest partners, prior assignors and any governmental agency having jurisdiction, which approvals and consents Assignee agrees to seek.


     14. This assignment is made without any warranty of title and without recourse of any nature against Assignor, even for return of any consideration paid or given for this assignment.

     This instrument may be signed in any number of counterparts, each of which shall be binding on the party or parties so signing regardless of whether all parties join in the instrument. IN WITNESS WHEREOF, this instrument is executed this ____day of ______________,19__, by Assignor and Assignee in the presence of the undersigned competent witnesses to be effective as of the ____day of ______________,19__.

WITNESSES:                                    ASSIGNOR:

           __________                         UNION OIL COMPANY OF CALIFORNIA
                                              BY:
                                                  ROBERT ]. SEVIN, JR.
                                              ITS:Attorney-in-Fact


                                              ASSIGNEE:

                                              PROVEN FUEL EXPLORATION, INC.
                                              BY:
                                                  William M. Clay
                                              ITS:President

STATE OF LOUISIANA

PARISH OF LAFAYETTE

     On this ___ day of _____________, 1996, before me appeared ROBERT J. SEVIN, JR., Attorney-in-Fact of UNION OIL COMPANY OF CALIFORNIA, a California corporation, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing instrument, who signed said instrument before me, and who acknowledged, in my presence, that he signed the above foregoing instrument as the free act and deed of said corporation.

     IN WITNESS WHEREOF, the said Appearer has signed these presents and I have hereto affixed my hand and seal on the day and date first above written.



                                                 NOTARY PUBLIC in and for
                                                 Lafayette Parish, Louisiana

My commission is for life.

STATE OF LOUISIANA
PARISH OF LAFAYETTE


     On this ___ day of _____________, 19___, before me appeared ___________________________ _________________________, to me personally known, who,  being by me duly sworn,  did say that he is the  President  of PROVEN FUEL
EXPLORATION, INC., and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and appearer acknowledged said instrument to be the free act and deed of said corporation.

                                   _____________________________________________
                                                   NOTARY PUBLIC

My commission expires:______________________